As filed with the Securities and Exchange Commission on March 16,
1995
                              Registration No. 33-__________


                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM S-8
                        REGISTRATION STATEMENT

                                UNDER

                      THE SECURITIES ACT OF 1933

                     Lincoln National Corporation
        (Exact name of registrant as specified in its charter)

               Indiana                            35-1140070
     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)

                        200 East Berry Street
                      Fort Wayne, Indiana 46802
               (Address of principal executive offices)

                     Lincoln National Corporation
              1993 Stock Plan For Non-Employee Directors
                       (Full title of the Plan)

                         Jack D. Hunter, Esq.
            Executive Vice President and General Counsel
                        200 East Berry Street
                      Fort Wayne, Indiana 46802
                            (219)455-3072
      (Name, address and telephone number of agent for service)


                    Calculation of Registration Fee

Title of sec-|Amount to|Proposed max- |Proposed max- |Amount of urities to be|be regis-|imum offering |imum aggregate|of registra
registered   |tered    |price per unit|offering price|tion fee
- -----------------------------------------------------------------
Stock Units  |Maximum  |              |              |
and          |Total of |              |              |
Restricted   |150,000  |              |              |
Shares of    |units and|              |              |
Common Stock |restricted|    $40.00*  |$6,000,000.00 |$2,068.96
             | shares  |              |              |
             |         |              |              |
Common Stock |150,000  |              |              |
             | shares  |              |              |

*Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and is based upon the average of the high and low price per share of LNC Common Stock on March 10, 1995. Pursuant to Rule 457(i), the fee is calculated based upon only the Stock Units and the Restricted Shares of Common Stock, which are convertible into shares of Common Stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X] In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                               PART II

Form S-8.

     Item 3.   Incorporation of Documents by Reference.

     The Registrant, Lincoln National Corporation ("LNC"), and the Lincoln National Corporation 1993 Stock Plan For Non-Employee Directors (the "Plan") incorporate herein by reference the documents listed in
(a) through (c) below:

     (a) LNC's Annual Report on Form 10-K and the Plan's Annual Report on Form 11-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") for the fiscal year ended December 31, 1993;

     (b)  All other reports of LNC and of the Plan, filed pursuant to
          Section 13(a) or 15(d) of the 1934 Act since December 31,
          1993; and

     (c) The description of LNC Common Stock contained in Form 10 filed by LNC pursuant to the 1934 Act on April 28, 1969, including any amendments or reports filed for the purpose of updating that description.

     All reports and documents subsequently filed with the Securities and Exchange Commission (the "SEC") by LNC and the Plan subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of those documents. The Registrant will deliver without charge, upon written or oral request, a copy of any and all information that is incorporated herein by reference. Such request should be made to Don Van Wyngarden, Second Vice President and Controller.

     Item 4.   Description of Securities

     The securities being registered include stock units reflecting the value of LNC Common Stock ("Stock Units"), Restricted Shares of LNC Common Stock ("Restricted Shares"), and actual shares of LNC
Common Stock issuable upon the conversion of Stock Units and Restricted Shares, as provided in the Plan. Stock Units are bookkeeping entries which exactly "mirror" the performance (dividends and appreciation/ depreciation) in LNC Common Stock. However, Stock Units have none of the voting, liquidation, preemption, dividend or other rights associated with shares of LNC Common Stock. Neither the right to receive Stock Units nor the Stock Units themselves are assignable or transferable to any third party.

     Restricted Shares are identical to shares of LNC Common Stock, except that (i) no dividends are payable upon such Restricted Shares (although dividend equivalent payments are credited to the participant, as described in the Plan), (ii) Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (iii) Restricted Shares are subject to forfeiture in certain circumstances, as described in the Plan.

     The terms of the Stock Units and Restricted Shares may be modified by LNC's Board; however, except as otherwise determined by the Board and to the extend stockholder approval is required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, no such amendment shall become effective without the approval of LNC's stockholders.

     Item 5.   Interests of Named Experts and Counsel

          The legality of the securities to be issued pursuant to the Plan will be passed upon for LNC by Dennis L. Schoff. Mr. Schoff is employed by LNC as an Assistant General Counsel and owns, through LNC's Savings and Profit-Sharing Plan, shares of LNC Common Stock.

     Item 6. Indemnification of Directors and Officers

     Consistent with Indiana law, Article VIII of the by-laws of LNC provides for the indemnification of its officers, directors, employees and agents against reasonable expenses that may be incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties, except with respect to matters as to which they are adjudged liable for negligence or misconduct in the performance of duties to LNC. LNC may reimburse such officers, directors, employees and agents for reasonable costs of settlement of any such action, suit or proceeding. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a majority of the disinterested directors or by written opinion from independent legal counsel. In the case of individuals who are not directors, any such determination shall be made by the Chief Executive Officer of LNC or, if he so directs, in the manner in which it would be made if the relevant individual were a director of the corporation.

          Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling LNC pursuant to the foregoing provisions, LNC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and therefore unenforceable.

     Item 7.   Exemption from Registration Claimed

          Not Applicable

     Item 8. Exhibits

          See Exhibit Index.

     Item 9. Undertakings

     (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the
                    registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                          POWERS OF ATTORNEY

     LET IT BE KNOWN that each officer or director of Lincoln National Corporation whose signature appears in paragraph (b) under "SIGNATURES" below appoints Dennis L. Schoff, Jacquelyn M. Abbott and C. Suzanne Womack, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Lincoln National Corporation 1993 Stock Plan For Non-Employee Directors, and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                              SIGNATURES


     (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on the 9th day of March, 1995.

                              LINCOLN NATIONAL CORPORATION


                              By:/S/ROBERT A. ANKER
                               Robert A. Anker,
                                     President and
                               Chief Operating Officer


     (b) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date


/S/IAN M. ROLLAND             Chairman of the Board and          3/9/95
(Ian M. Rolland)              Chief Executive Officer
                              (Principal Executive Officer)
                              (Director)

/S/ROBERT A. ANKER            President and Chief                3/9/95
(Robert A. Anker)             Operating Officer
                              (Director)

S/DONALD L. VANWYNGARDEN      Second Vice President &            3/9/95
(Donald L. VanWyngarden)      Controller (Principal
                              Accounting Officer)

/S/RICHARD C. VAUGHAN         Senior Vice President              3/9/95
(Richard C. Vaughan)          and Chief Financial Officer
                              (Principal Financial Officer)

(not signed)                  Director
(J. Patrick Barrett)

/S/THOMAS D. BELL, JR.        Director                          3/9/95
(Thomas D. Bell. Jr.)

(not signed)                  Director
(Daniel R. Efroymson)

(not signed)                  Director
(Harry L. Kavetas)

(not signed)                  Director
(M. Leanne Lachman)

(not signed)                  Director
(Leo J. McKernan)

/S/EARL L. NEAL               Director                      3/9/95
(Earl L. Neal)

/S/JOHN M PIETRUSKI           Director                      3/9/95
(John M. Pietruski)

/S/JILL S. RUCKELSHAUS        Director                      3/9/95
(Jill S. Ruckelshaus)

/S/GORDON A. WALKER           Director                      3/9/95
(Gordon A. Walker)

(not signed)                  Director
(Gilbert R. Whitaker, Jr.)


STATE OF INDIANA
                 SS:
COUNTY OF ALLEN

     Before me the undersigned, a Notary Public, personally appeared each of the above-named persons whose signature appears above and acknowledged the execution of this instrument this 9th day of March, 1995.

                                   /S/KAREN S. MILLER
(Seal)                                  Notary Public


                             SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Members of the LNC Compensation Committee have duly caused this Registration Statement to be signed on the Committee's behalf by the undersigned, thereunto duly authorized in the City of Fort Wayne, State of Indiana, on the 9th day of March, 1995.

                                   LINCOLN NATIONAL CORPORATION
                                   1993 STOCK PLAN FOR NON-
                                   EMPLOYEE DIRECTORS

                                   By: /S/JOHN M. PIETRUSKI
                                   John M. Pietruski, Chairman
                                   LNC Compensation Committee


                         EXHIBIT INDEX

Exhibit Number                     Exhibit Name

     4                        1993 Stock Plan For Non-Employee
                              Directors

     5                        Opinion regarding legality

     15                       Omitted -- Not applicable
     23                       (a)  Consent of Ernst & Young LLP,
                                   Independent Auditors
                              (b)  Consent of Counsel -- See
                                   Exhibit 5.

     24                       Powers of Attorney
                              (These documents form part of the
                              Signature Pages.)

     27                       Omitted -- Not applicable

     28                       Omitted -- Not applicable